Exhibit 99.2

SELECTED CONSOLIDATED FINANCIAL DATA

The following tables set forth summary historical consolidated financial and operating data for Corporate Office Properties, L.P. (“COPLP”), a Delaware limited partnership, and its subsidiaries. You should read the following summary historical financial data in conjunction with the consolidated historical financial statements and notes thereto of COPLP and its subsidiaries, included in Exhibit 99.3 (“Exhibit 99.3”) to COPLP’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 25, 2013 (the “July 25 8-K”), and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included elsewhere in this prospectus.

Corporate Office Properties, L.P.

The consolidated balance sheet data as of December 31, 2012 and 2011 and the consolidated statement of operations data for the years ended December 31, 2012, 2011 and 2010 have been derived from the historical consolidated financial statements of COPLP audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, whose report with respect thereto is included in Exhibit 99.3 The consolidated balance sheet data as of December 31, 2010, 2009 and 2008 and the consolidated statement of operations data for each of the years ended December 31, 2009 and 2008 have been derived from the unaudited historical consolidated financial statements of COPLP. The consolidated balance sheet data as of March 31, 2013 and the consolidated statement of operations data for the three months ended March 31, 2013 and 2012 have been derived from the unaudited historical consolidated financial statements of COPLP, which are included in Exhibit 99.3. and include all adjustments of a normal and recurring nature that management considers necessary for a fair presentation of such information. COPLP’s consolidated results of operations and financial condition as of and for the three months ended March 31, 2013 do not purport to be indicative of its financial condition or results of operations as of or for the year ending December 31, 2013.

Corporate Office Properties, L.P. and Subsidiaries

(in thousands, except per unit data and number of properties)

	Three Months Ended March 31,		Years Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
Revenues
Revenues from real estate operations	$116,735	$110,661	$454,171	$428,496	$387,559	$349,463	$326,223
Construction contract and other service revenues	14,262	21,534	73,836	84,345	104,675	343,087	188,385
Total revenues	130,997	132,195	528,007	512,841	492,234	692,550	514,608
Expenses
Property operating expenses	42,575	41,253	167,161	162,397	146,617	123,769	109,967
Depreciation and amortization associated with real estate operations	28,252	27,834	113,480	113,111	97,897	81,446	75,264
Construction contract and other service expenses	13,477	20,607	70,576	81,639	102,302	336,519	184,142
Impairment losses	1,857	(4,836)	43,214	83,478	—	—	—
General, administrative and leasing expenses	7,820	9,569	31,900	30,308	28,477	27,853	28,707
Business development expenses and land carry costs	1,359	1,576	5,711	6,122	6,403	5,259	2,206
Total operating expenses	95,340	96,003	432,042	477,055	381,696	574,846	400,286
Operating income	35,657	36,192	95,965	35,786	110,538	117,704	114,322
Interest expense	(22,307)	(24,431)	(94,624)	(98,222)	(95,729)	(76,718)	(79,542)
Interest and other income	946	1,217	7,172	5,603	9,568	5,164	2,070
(Loss) gain on early extinguishment of debt	(5,184)	—	(943)	(1,639)	—	—	8,101
Loss on interest rate derivatives	—	—	—	(29,805)	—	—	—
Income (loss) from continuing operations before equity in (loss) income of unconsolidated entities and income taxes	9,112	12,978	7,570	(88,277)	24,377	46,150	44,951
Equity in (loss) income of unconsolidated entities	41	(89)	(546)	(331)	1,376	(941)	(147)
Income tax (expense) benefit	(16)	(204)	(381)	6,710	(108)	(196)	(201)
Income (loss) from continuing operations	9,137	12,685	6,643	(81,898)	25,645	45,013	44,603
Discontinued operations(1)	3,786	(2,450)	13,677	(48,404)	17,054	16,310	15,655
Income (loss) before gain on sales of real estate	12,923	10,235	20,320	(130,302)	42,699	61,323	60,258
Gain on sales of real estate, net of income taxes(2)	2,354	—	21	2,732	2,829	—	1,090
Net income (loss)	15,277	10,235	20,341	(127,570)	45,528	61,323	61,348
Net loss (income) attributable to noncontrolling interests	336	570	507	244	(61)	66	(353)
Net income (loss) attributable to COPLP	15,613	10,805	20,848	(127,326)	45,467	61,389	60,995
Preferred unit distributions	(6,271)	(4,190)	(21,504)	(16,762)	(16,762)	(16,762)	(16,762)
Issuance costs associated with redeemed preferred units(3)	—	—	(1,827)	—	—	—	—
Net income (loss) attributable to COPLP common unitholders	$9,342	$6,615	$(2,483)	$(144,088)	$28,705	$44,627	$44,233
Basic earnings per common unit(4)
Income (loss) from continuing operations	$0.06	$0.12	$(0.21)	$(1.33)	$0.17	$0.46	$0.51
Net income (loss)	$0.11	$0.09	$(0.04)	$(2.00)	$0.44	$0.73	$0.80
Diluted earnings per common unit(4)
Income (loss) from continuing operations	$0.06	$0.12	$(0.21)	$(1.33)	$0.17	$0.46	$0.51
Net income (loss)	$0.11	$0.09	$(0.04)	$(2.00)	$0.44	$0.72	$0.79
Weighted average common units outstanding—basic	85,290	75,739	77,689	72,564	62,553	59,981	54,573
Weighted average common units outstanding—diluted	85,342	75,783	77,689	72,564	62,886	60,458	55,261

	Three Months Ended March 31,		Years Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
Balance Sheet Data (as of period end):
Total properties, net	$3,189,973	$3,338,291	$3,163,044	$3,352,975	$3,445,455	$3,029,900	$2,778,466
Total assets	$3,678,041	$3,790,595	$3,646,983	$3,855,967	$3,836,329	$3,373,337	$3,109,690
Debt	$1,957,360	$2,418,078	$2,019,168	$2,426,303	$2,323,681	$2,053,841	$1,856,751
Total liabilities	$2,127,142	$2,589,799	$2,200,186	$2,641,160	$2,512,504	$2,252,051	$2,026,650
Redeemable noncontrolling interest	$10,356	$9,237	$10,298	$8,908	$9,000	$—	$—
Total equity	$1,540,543	$1,191,559	$1,436,499	$1,205,899	$1,314,825	$1,121,286	$1,083,040
Other Financial Data (for the period ended):
Cash flows provided by (used in):
Operating activities	$47,311	$43,787	$191,838	$152,149	$156,460	$194,838	$182,039
Investing activities	$(60,176)	$7,791	$13,744	$(260,387)	$(479,167)	$(349,076)	$(290,822)
Financing activities	$25,780	$(49,150)	$(200,547)	$103,695	$324,547	$155,725	$90,920
Numerator for diluted EPU(4)	$9,224	$6,474	$(2,952)	$(145,125)	$27,634	$43,617	$43,505
Cash distributions declared per common unit	$0.275	$0.275	$1.100	$1.650	$1.610	$1.530	$1.425
Property Data (as of period end):
Number of properties owned(5)	210	231	208	238	256	253	240
Total rentable square feet owned(5)	19,128	20,237	18,831	20,514	20,432	19,543	18,559

(1)         Includes income derived from three operating properties disposed in 2008, three operating properties disposed in 2010, 23 operating properties disposed in 2011, 35 operating properties disposed in 2012 and 17 operating properties classified as held for sale at March 31, 2013.

(2)         Reflects gain from sales of properties and unconsolidated real estate joint ventures not associated with discontinued operations.

(3)         Reflects a decrease to net income available to common unitholders pertaining to the original issuance costs recognized upon the redemption of the Series G preferred units in 2012.

(4)         Basic and diluted earnings per common share are calculated based on amounts attributable to common unitholders of COPLP.

(5)         Amounts reported reflect only operating office properties.